 Exhibit 99.1

PETMED EXPRESS D/B/A 1-800-PETMEDS ANNOUNCES ITS THIRD FISCAL QUARTER FINANCIAL RESULTS AND ITS QUARTERLY DIVIDEND OF $0.27 PER SHARE

Gross Margins Improved Sequentially from 28.6% to 29.5%

Net Income Margins Increased 180 Basis Points Sequentially

Average Order Size increased from $84 to $85

Delray Beach, Florida, January 21, 2020 - PetMed Express, Inc. (NASDAQ: PETS) today announced its financial results for the quarter ended December 31, 2019. Net sales for the quarter ended December 31, 2019 were $59.9 million, compared to $60.1 million for the quarter ended December 31, 2018. Net income was $6.8 million, or $0.34 diluted per share, for the quarter ended December 31, 2019, compared to net income of $7.8 million, or $0.38 diluted per share, for the quarter ended December 31, 2018, a 10% decrease in diluted earnings per share. Average order size increased to $85 for the quarter ended December 31, 2019, compared to $84 for the same quarter in the prior year. Reorder sales increased 1.0%, to $53.8 million for the quarter ended December 31, 2019, compared to $53.3 million for the same quarter in the prior year.

Menderes Akdag, CEO and President, commented: “We were encouraged with improvements to our average order size, and gross and net income margins during the quarter. Gross margins improved by 90 basis points from 28.6% in the September quarter to 29.5% in the December quarter. Net income margins improved 180 basis points from 9.6% in the September quarter to 11.4% in the December quarter. The gross margin increase can be attributed to our success in obtaining direct purchasing relationships with all the major manufacturers, and the implementation of the minimum advertised price (MAP) policy by those manufacturers. We anticipate MAP pricing to stabilize pet medication prices throughout the online channel. Net cash from operations for the nine months ended December 31, 2019 was $21.6 million.   In 2020, we will focus on optimizing our marketing in this more competitive environment and being more efficient with our advertising spending. In addition, we will continue investing in our e-commerce platform to better service our customers. This platform will enable us to improve upon our already strong net promoter score of 84.0%. We believe this customer satisfaction measure reflects the strong bond we have with our customers and will assist the Company with future customer retention.”

The Board of Directors declared a quarterly dividend of $0.27 per share on the Company’s common stock. The dividend will be payable on February 14, 2020, to shareholders of record at the close of business on February 3, 2020. The Company intends to continue to pay regular quarterly dividends; however, the declaration and payment of future dividends is discretionary and will be subject to a determination by the Board of Directors each quarter following its review of the Company’s financial performance.

This morning at 8:30 A.M. Eastern Time, Mr. Akdag will host a conference call to review the quarter’s financial results. To access the call, which is open to the public, please dial (888) 455-1758 (toll free) or (203) 827-7025. Callers will be required to supply PETMEDS as the passcode. For those unable to participate in the live event, the call will be available for replay from 10:00 A.M. on January 21, 2020 until February 4, 2020 at 11:59 P.M Eastern Time. To access the replay, call (800) 964-3380 (toll free) or (402) 998-0979, and enter passcode 5500.

Founded in 1996, PetMed Express is America’s Largest Pet Pharmacy, delivering prescription and non-prescription pet medications and other health products for dogs, cats, and horses at competitive prices direct to the consumer through its 1-800-PetMeds toll free number and on the Internet through its website at www.1800petmeds.com.

This press release may contain “forward-looking” statements, as defined in the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission, that involve a number of risks and uncertainties, including the Company’s ability to meet the objectives included in its business plan. Important factors that could cause results to differ materially from those indicated by such “forward-looking” statements are set forth in Management’s Discussion and Analysis of Financial Condition and Results of Operations in the PetMed Express Annual Report on Form 10-K for the year ended March 31, 2019. The Company’s future results may also be impacted by other risk factors listed from time to time in its SEC filings, including, but not limited to, the Company's Form 10-Q and its Annual Report on Form 10-K. For investment relations contact PetMed Express, Inc., Bruce S. Rosenbloom, CFO, 561-526-4444.

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Exhibit 99.1 Page 1 of 4

PETMED EXPRESS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31,	March 31,
	2019	2019
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$92,374	$100,529
Accounts receivable, less allowance for doubtful accounts of $31 and $39, respectively	2,052	2,542
Inventories - finished goods	24,165	21,370
Prepaid expenses and other current assets	4,176	1,408
Prepaid income taxes	-	582
Total current assets	122,767	126,431

Noncurrent assets:
Property and equipment, net	25,917	27,136
Intangible assets	860	860
Total noncurrent assets	26,777	27,996

Total assets	$149,544	$154,427

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$16,635	$16,275
Accrued expenses and other current liabilities	3,195	2,351
Income taxes payable	895	-
Total current liabilities	20,725	18,626

Deferred tax liabilities	1,109	1,121

Total liabilities	21,834	19,747

Commitments and contingencies

Shareholders' equity:
Preferred stock, $.001 par value, 5,000 shares authorized; 3 convertible shares issued and outstanding with a liquidation preference of $4 per share	9	9
Common stock, $.001 par value, 40,000 shares authorized; 20,166 and 20,674 shares issued and outstanding, respectively	20	21
Additional paid-in capital	3,063	12,478
Retained earnings	124,618	122,172

Total shareholders' equity	127,710	134,680

Total liabilities and shareholders' equity	$149,544	$154,427

Exhibit 99.1 Page 2 of 4

PETMED EXPRESS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(In thousands, except for per share amounts) (Unaudited)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2019	2018	2019	2018

Sales	$59,915	$60,068	$209,839	$218,854
Cost of sales	42,218	40,687	150,279	144,264

Gross profit	17,697	19,381	59,560	74,590

Operating expenses:
General and administrative	6,040	5,793	18,851	18,927
Advertising	3,163	3,619	16,543	15,626
Depreciation	562	556	1,702	1,664
Total operating expenses	9,765	9,968	37,096	36,217

Income from operations	7,932	9,413	22,464	38,373

Other income:
Interest income, net	421	508	1,447	1,315
Other, net	301	255	862	827
Total other income	722	763	2,309	2,142

Income before provision for income taxes	8,654	10,176	24,773	40,515

Provision for income taxes	1,814	2,389	5,925	9,394

Net income	$6,840	$7,787	$18,848	$31,121

Comprehensive income	$6,840	$7,787	$18,848	$31,121

Net income per common share:
Basic	$0.34	$0.38	$0.94	$1.52
Diluted	$0.34	$0.38	$0.94	$1.52

Weighted average number of common shares outstanding:
Basic	19,984	20,483	20,060	20,452
Diluted	19,994	20,493	20,071	20,487

Cash dividends declared per common share	$0.27	$0.27	$0.81	$0.79

Exhibit 99.1 Page 3 of 4

PETMED EXPRESS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

 (In thousands) (Unaudited)

	Nine Months Ended
	December 31,
	2019	2018
Cash flows from operating activities:
Net income	$18,848	$31,121
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	1,702	1,664
Share based compensation	2,081	2,312
Deferred income taxes	(12)	11
Bad debt expense	102	49
(Increase) decrease in operating assets and increase (decrease) in liabilities:
Accounts receivable	388	974
Inventories - finished goods	(2,795)	(8,910)
Prepaid income taxes	582	263
Prepaid expenses and other current assets	(1,424)	(384)
Accounts payable	360	5,009
Accrued expenses and other current liabilities	851	(84)
Income taxes payable	895	-
Net cash provided by operating activities	21,578	32,025

Cash flows from investing activities:
Purchases of property and equipment	(1,827)	(507)
Net cash used in investing activities	(1,827)	(507)

Cash flows from financing activities:
Repurchase and retirement of common stock	(11,496)	-
Dividends paid	(16,410)	(16,288)
Net cash used in financing activities	(27,906)	(16,288)

Net (decrease) increase in cash and cash equivalents	(8,155)	15,230
Cash and cash equivalents, at beginning of period	100,529	77,936

Cash and cash equivalents, at end of period	$92,374	$93,166

Supplemental disclosure of cash flow information:

Cash paid for income taxes	$4,460	$9,120

Property and equipment in current assets	$1,344	$-

Dividends payable in accrued expenses	$196	$258

Exhibit 99.1 Page 4 of 4